UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 19, 2022

HOMESTREET, INC.

(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Union Street, Ste. 2000, Seattle, WA 98101

(Address of principal executive offices) (Zip Code)

(206) 623-3050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HMST	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth Company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On January 19, 2022, HomeStreet, Inc. (the “Company”) completed its previously announced underwritten public offering (the “Offering”) of $100.0 million aggregate principal amount of its 3.50% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”). The Notes were issued pursuant to the Indenture, dated as of January 19, 2022 (the “Base Indenture”), between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of January 19, 2022 (the “Supplemental Indenture”), between the Company and the Trustee. The Base Indenture, as amended and supplemented by the Supplemental Indenture (the “Indenture”), governs the terms of the Notes and provides that the Notes are unsecured, subordinated debt obligations of the Company and will mature on January 30, 2032 (the “Maturity Date”), or the date of earlier redemption. Interest on the Notes initially will accrue at a rate equal to 3.50% per annum from and including the date of original issuance to, but excluding, January 30, 2027, payable semiannually in arrears. From and including January 30, 2027, to, but excluding, the Maturity Date or the earlier redemption date, the Notes will bear interest at a floating rate per annum equal to a Benchmark rate (which is expected to be Three-Month Term SOFR), each as defined in and subject to the provisions of the Indenture, plus 215 basis points, payable quarterly in arrears.

On January 30, 2027 and on any interest payment date thereafter, the Company may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. The Company may also redeem the Notes at any time prior to their maturity, including prior to January 30, 2027, in whole, but not in part, if (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System to the extent then required under applicable laws or regulations, including capital regulations.

The foregoing summaries of the Base Indenture, the Supplemental Indenture and the Notes are not complete, and are each qualified in their entirety by reference to the complete text of the Base Indenture, the Supplemental Indenture and the form of Note, which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference in their entirety.

The Offering was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-261666) (the “Registration Statement”), which became automatically effective on December 15, 2021, and a prospectus supplement thereunder. Orrick, Herrington & Sutcliffe LLP provided the Company with the legal opinion attached hereto as Exhibit 5.1 regarding the legality of the Notes.

The Company is filing this Current Report on Form 8-K to file with the Securities and Exchange Commission certain items related to the offering of the Notes that are to be incorporated by reference into the Registration Statement.

Item 2.03 Creation of a Direction Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above and the full text of the Base Indenture, the Supplemental Indenture and the Notes, which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of January 19, 2022, between HomeStreet, Inc. and Computershare Trust Company, N.A., as Trustee.
4.2	First Supplemental Indenture, dated as of January 19, 2022, between HomeStreet, Inc. and Computershare Trust Company, N.A., as Trustee (including the form of Note attached as an exhibit thereto).
4.3	Form of 3.50% Fixed-to-Floating Rate Subordinated Note due 2032 (included in Exhibit 4.2).
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within with Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2022

HOMESTREET, INC.

By:	/s/ John M. Michel
John M. Michel
Executive Vice President and Chief Financial Officer

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